EXHIBIT 23.1 Consent of Robert Early & Company, P.C.








          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference into the Form S-8 Registration Statement No. 333-105591 regarding the Stock Compensation Plan of KleenAir Systems, Inc. of our report dated March 22, 2004 which is being included in the annual report on Form 10-KSB of KleenAir Systems, Inc. for the year ended December 31, 2003.




/s/ ROBERT EARLY & COMPANY, P.C.
Robert Early & Company, P.C.

Abilene, Texas
April 13, 2004























                             EXHIBIT 23.1